UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 21, 2007

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 21, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Amkor Technology, Inc. adopted the 2007 Executive Bonus Plan (the “Bonus Plan”) and annual base salary levels for our executive officers.
     The Committee approved specific corporate performance goals and associated target bonus amounts for each executive officer under the Bonus Plan. The target bonus amounts are based on the attainment of (i) gross profit goals (weighted at 50%), (ii) pre-tax income goals (weighted at 20%) and (iii) individual performance, as determined by management at its discretion (weighted at 30%) (collectively the “Bonus Goals”). Actual bonuses payable for 2007, if any, will depend on the extent to which our actual performance meets, exceeds or falls short of the Bonus Goals approved by the Compensation Committee. If we fail to achieve the Bonus Goals, the Bonus Plan provides that management, in its discretion, may award up to 50% of the individual performance portion of the target bonus amounts.
     The Committee also approved the 2007 annual base salaries for our executive officers.
     The following table sets forth for each named executive officer: (i) base salary as of May 1, 2007, and (ii) 2007 target bonus under the Bonus Plan.

	2007 Salary	2007 Target Bonus
Name	(effective as of May 1, 2007)	under Bonus Plan

James J. Kim Chairman and Chief Executive Officer	$1,000,000	$1,250,000
Oleg Khaykin Executive Vice President and Chief Operating Officer	550,000	550,000
Kenneth T. Joyce Executive Vice President and Chief Financial Officer	400,000	340,000
KyuHyun Kim President of Amkor Technology Korea and Head of Worldwide Manufacturing Operations	435,000	350,000
James M. Fusaro Corporate Vice President	375,000	275,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2007	Amkor Technology, Inc.
/s/ Kenneth T. Joyce
Kenneth T. Joyce
Executive Vice President and Chief Financial Officer